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                                                                  Exhibit 23.1

                          [LETTERHEAD OF KPMG LLP]


                 CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS


The Board of Directors

Spectrum Signal Processing Inc.

We consent to the use of our report included in the registration statement on Form F-3 and related prospectus of Spectrum Signal Processing Inc. and the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP
Chartered Accountants

Richmond, Canada
June 2, 1999